================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                (Amendment No. 1)

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 2, 2001


                       Renaissance Acceptance Group, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         DELAWARE                       0-14653                  74-2119162
-------------------------------  ------------------------ ----------------------
(State or other jurisdiction of  (Commission File Number)     (IRS Employer
 incorporation or organization)                             Identification No.)


1349 Empire Central, 13th Floor                                   75247
--------------------------------------------------        ----------------------
(Address of principal executive offices)                       (Zip Code)




Registrant's telephone number, including area code:  (214) 231-7624


                1750 Regal Row, Suite 1010, Dallas, Texas 75235
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



================================================================================

Item 5.  Other Events and Regulation FD Disclosure.

         Strategic Alternatives

         After reviewing registrant's financial condition and operating results for the period ending June 2001 and current economic and market conditions, the board of directors of the registrant decided to consider various financial and strategic alternatives to minimize current expenditures and maximize shareholder value.

         To enhance and maximize shareholder value, the board of directors has decided to analyze a number of options, including (i) attempting to list the registrant's common stock with an exchange; (ii) acquiring or merging with another real estate and mortgage banking company; (iii) selling all or a portion of the registrant; (iv) selling additional equity; and (v) taking the registrant private. The board of directors' preliminary conclusions are that taking the registrant private is likely the most feasible and the effective way to maximize shareholder value.

         The registrant is not obligated to complete any of these transactions and cannot offer any assurances that any of these transactions will be implemented.

         Resignation of Chief Financial Officer

         Michael K. Henderson, executive vice president and chief financial officer, has resigned and has left the registrant to pursue other opportunities, effective October 31, 2001.

Item 7.  Financial Statements and Exhibits.

         Description of the Transaction

         Pursuant to an Agreement and Plan of Merger, dated as of July 2, 2001, by and among Cardiac Control Systems, Inc. ("Cardiac"), Remodelers Holdings, Inc., Nineteenth Acquisition Sub, Inc. and Kersey, Scillia, Forster and Brooks, Inc. (the "Agreement"), approximately 94.6 percent of the registrant's common stock shares were issued to the stockholders of Remodelers Holdings, Inc. ("RHI") in connection with the reverse merger of Nineteenth Acquisition Sub, Inc. ("Nineteenth"), a wholly-owned subsidiary of the registrant created to effect the merger, with and into RHI (the "Merger").

         The Merger was effected in connection with the confirmation of the Second Amended Chapter 11 Plan of Reorganization (the "Plan"), relating to In re: Cardiac Control Systems, Inc., Case No. 99-06852-3P1, United States Bankruptcy Court, Middle District of Florida, Jacksonville Division, confirmed on May 24, 2001. Pursuant to the Plan, all of Cardiac's remaining assets (except the registrant's corporate entity) and liabilities were transferred and assigned to a liquidating trust. The liquidating trustee will liquidate the assets and distribute the proceeds to creditors in accordance with the distribution method set forth in the Plan.

         As a result of the Plan confirmation, none of Cardiac's pre-confirmation creditors or stockholders, nor the liquidating trust, has recourse against the reorganized registrant, even in the event of default under the Plan. Additionally, the registrant's corporate charter was amended pursuant to the Plan to change its name to "Renaissance Acceptance Group, Inc.," referred to in this Form 8-K as the registrant. Following the Plan confirmation and Merger, each then outstanding share of Cardiac's existing capital stock, conversion rights, warrants and options to purchase any share of Cardiac's capital stock, and other equity interests issued and outstanding (or held in its treasury) were automatically canceled and extinguished without conversion and no payment was or shall be made in respect to those shares of Cardiac's capital stock. The registrant became a holding company and RHI became its wholly-owned subsidiary.

         Prior to the Merger, the registrant had no meaningful operations for the preceding three years and its prior financial statements are not indicative of the expected future performance of the registrant, which acquired RHI in the Merger. Accordingly, for accounting purposes, the financial statements of the registrant presented herein are presented as if RHI were the entity acquiring the registrant for the periods presented.

         (a) Financial statements of businesses acquired.

         The following financial statements of Renaissance Acceptance Group, Inc. are filed with this report:



     Unaudited consolidated financial statements as of June 30, 2001
         and for the six months ended June 30, 2001 and 2000                                              F-1

     Audited consolidated financial statements as of December 31, 2000 and for
         the year then ended                                                                              F-5

     United Lending Partners, Ltd. audited statements of operations, changes in partners' capital,
         and cash flows for the years ended December 31, 2000 and 1999                                    F-17

         (b) Pro forma financial information.

     Renaissance Acceptance Group, Inc. unaudited pro forma combined statement of operations
         for the year  ended  December 31, 2000                                                           F-28

     Renaissance Acceptance Group, Inc. and Cardiac Control Systems, Inc. unaudited pro forma
         condensed combined balance sheet as of June 30, 2001                                             F-29


         (c)      Exhibits.

     None.

                       RENAISSANCE ACCEPTANCE GROUP, INC.

                           CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 2001
                                   (Unaudited)



                                     ASSETS


Cash and cash equivalents                                                                                $     1,437,739
Restricted certificate of deposit                                                                                 60,000
Accounts receivable and prepaid expenses                                                                         184,044
Loans held for sale                                                                                           14,220,278
Loans held for investment, net of reserves of $84,000                                                            529,770
Real estate held for sale                                                                                        857,846
Property and equipment, net of accumulated depreciation of $181,474                                              499,929
Other assets                                                                                                      35,724
                                                                                                         ---------------
                  Total assets                                                                           $    17,825,330
                                                                                                         ===============

                                          LIABILITIES AND SHAREHOLDERS' EQUITY

Warehouse lines and notes payable                                                                        $    13,757,829
Accounts payable and accrued liabilities                                                                         474,815
Subordinate debt, net of discount                                                                              3,471,296
                                                                                                         ---------------
                  Total liabilities                                                                           17,703,940
                                                                                                         ---------------

Shareholders' equity:
   Preferred stock, 500,000 shares authorized, par value of $0.01:
     Series A: 5,000 shares authorized; redeemable, 8% cumulative, convertible;
      2,136.5 shares issued and outstanding                                                                    2,136,500
   Common stock, 1,830,000,000 shares authorized, par value of $0.01, 4,705,000 shares issued and
      outstanding                                                                                                 47,050
   Additional paid-in capital                                                                                    375,035
   Accumulated deficit                                                                                        (2,437,195)
                                                                                                         ----------------
                  Total shareholders' equity                                                                     121,390
                                                                                                         ---------------
                  Total liabilities and shareholders' equity                                             $    17,825,330
                                                                                                         ===============





       See accompanying notes to these consolidated financial statements

                       RENAISSANCE ACCEPTANCE GROUP, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                        FOR THE SIX MONTHS ENDED
                                                                                                JUNE 30,
                                                                                 ----------------------------------------
                                                                                      2001                    2000
                                                                                 ----------------        ----------------
                                                                                   (Unaudited)             (Unaudited)

NET REVENUES:
   Sales of residential real estate                                              $     4,588,798         $       598,415
   Cost of residential real estate sold                                               (3,893,686)               (501,560)
   Gain on sales of loans                                                              1,538,017                       -
   Other income                                                                            3,924                   4,800
                                                                                 ---------------         ---------------
                  Total net revenues                                                   2,237,053                 101,655

OPERATING EXPENSES:
   Personnel and related expense                                                       1,829,376                 351,295
   General and administrative                                                            951,673                 160,636
   Acquisition expense                                                                   145,000                      -
   Depreciation and amortization                                                          93,920                   1,445
                                                                                 ---------------         ---------------
                  Total operating expenses                                             3,019,969                 513,376
                                                                                 ---------------         ---------------

Loss from operations                                                                    (782,916)               (411,721)
                                                                                 ----------------        ----------------

OTHER INCOME (EXPENSE) -
   Interest expense, net of interest income                                             (345,234)                (18,747)
                                                                                 ----------------        ----------------

Net loss                                                                         $    (1,128,150)        $      (430,468)
                                                                                 ================        ================



       See accompanying notes to these consolidated financial statements.

                       RENAISSANCE ACCEPTANCE GROUP, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                              FOR THE SIX MONTHS ENDED
                                                                                                      JUNE 30,
                                                                                       ---------------------------------------
                                                                                             2001                  2000
                                                                                       ------------------    -----------------
                                                                                          (Unaudited)          (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                            $    (1,128,150)      $      (430,468)
   Adjustments to reconcile net loss to net cash used in operating activities:
       Deprecation expense                                                                      92,069                 1,445
       Amortization of debt discount                                                             1,851                     -
       Common stock issued for compensation                                                      9,472                     -
       Net changes in assets and liabilities:
          Accounts receivable, prepaid expenses and other assets                               (76,641)              (51,833)
          Loans held for sale and warehouse lines payable, net                                (919,763)              794,300
          Contracts for deed held for sale                                                   1,257,156              (921,497)
          Real estate held for sale                                                            516,843              (554,921)
          Accounts payable and accrued liabilities                                            (100,029)              314,893
          Deferred gain                                                                       (150,498)              118,815
                                                                                       ----------------      ---------------
                  Net cash used in operating activities                                       (678,863)             (729,266)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                                         (238,097)              (43,663)
   Loans held for investment, net of principal collections                                      36,691               (21,707)
                                                                                       ---------------       ----------------
                  Net cash used in investing activities                                        (19,932)              (65,370)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Issuance of preferred shares                                                              1,636,500               500,000
   Preferred dividends                                                                               -               (25,233)
   Proceeds from long-term debt                                                                      -               400,000
                                                                                       ------------------    ---------------
                  Net cash provided by financing activities                                  1,636,500               874,767

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                        937,705                80,131

CASH AND CASH EQUIVALENTS, beginning of period                                                 500,034                     -
                                                                                       ---------------       ----------------

CASH AND CASH EQUIVALENTS, end of period                                               $     1,437,739       $        80,131
                                                                                       ===============       ===============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Conversion of subordinated debt to preferred stock                                   $       500,000       $             -
                                                                                       ===============       ===============


       See accompanying notes to these consolidated financial statements.

                       RENAISSANCE ACCEPTANCE GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   NATURE OF BUSINESS, ORGANIZATION AND BASIS OF PREPARATION AND PRESENTATION
     ---------------------------------------------------------------------------

     Renaissance Acceptance Group, Inc. ("RAG" or the "Company") operates in the real estate and mortgage banking industries through its subsidiaries, Remodelers Holdings, Inc. ("RHI"), Remodelers Acceptance Corporation ("RAC") and United Lending Partners, Ltd. ("ULP"). RAC was incorporated in Nevada in October 1998 and began operations in the real estate business in the first quarter of 2000. RAC acquired a 99% limited partnership ownership interest in ULP, a Texas limited partnership engaged in the mortgage business, in December 2000.

     In April 2001 the shareholders of RAC (in a stock exchange transaction) exchanged their 100% ownership interest in RAC for 100% of the ownership interest in the newly formed RHI (currently a wholly-owned subsidiary of RAG). As a result of this stock exchange, RHI became the 100% owner of RAC. On April 30, 2001, RHI became the 99% limited partner of ULP as a result of an upstream dividend from RAC of the 99% limited partnership interest owned by RAC. The accompanying financial statements are presented as if RHI had existed as the holding company of RAC for all periods presented.

2.   UNAUDITED INFORMATION

     The June 30, 2000 and 2001 financial statements have been prepared by the Company without audit. According to the rules and regulations of the Securities and Exchange Commission, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. However, in the opinion of management, all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the Company's financial position and results of operations for the periods presented have been made. The results of operations for the six-month periods ended June 30, 2000 and 2001 are not necessarily indicative of those that will be obtained for the entire fiscal year.

     These financial statements should be read in conjunction with the December 31, 2000 financial statements of RAG and ULP included elsewhere herein.

3.   BUSINESS SEGMENT INFORMATION

     The Company operates in two segments: real estate and mortgage banking. Segment operations are measured consistent with the accounting policies used in these unaudited consolidated financial statements. The following provides information on the Company's segments:


                                                                Real               Mortgage
                                                               Estate               Banking               Total
                                                           ----------------     ----------------     ----------------

     Six Months Ended June 30, 2001
     -------------------------------------------------
     Revenues from external customers                      $     4,588,798      $     2,470,909      $     7,059,707
     Gross profit                                          $       695,112      $     1,541,941      $     2,237,053
     Income (loss) from operations                         $      (861,267)     $        78,351      $      (782,916)

     As of June 30, 2001
     -------------------------------------------------
     Identifiable assets                                   $     1,128,541      $    16,696,789      $    17,825,330


     Prior to December 31, 2000, RAC operated in only the real estate business, so segment information is not presented for the six months ended June 30, 2000.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Directors
Renaissance Acceptance Group, Inc.
Dallas, Texas


We have audited the accompanying consolidated balance sheet of Renaissance Acceptance Group, Inc. (successor to Remodelers Acceptance Corporation) (the "Company") as of December 31, 2000, and the related consolidated statements of operations, shareholders' deficit and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2000, and the consolidated results of their operations and their cash flows for the years ended December 31, 2000 and 1999 in conformity with generally accepted accounting principles.




HEIN + ASSOCIATES LLP
Dallas, Texas

March 16, 2001

                       RENAISSANCE ACCEPTANCE GROUP, INC.

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 2000



                                                       ASSETS


Cash and cash equivalents                                                                             $       500,034
Restricted certificate of deposit                                                                              60,000
Accounts receivable and prepaid expenses                                                                      129,104
Loans held for sale                                                                                        14,489,736
Loans held for investment, net of reserves of $74,716                                                         566,760
Contracts for deed held for sale                                                                            1,257,156
Real estate held for sale                                                                                   1,374,689
Property and equipment, net of accumulated depreciation of $89,405                                            353,901
Other assets                                                                                                   14,022
                                                                                                      ---------------
                  Total assets                                                                        $    18,745,402
                                                                                                      ===============



                                        LIABILITIES AND SHAREHOLDERS' DEFICIT


Warehouse lines and notes payable                                                                     $    14,947,048
Accounts payable and accrued liabilities                                                                      574,844
Deferred gain                                                                                                 150,498
Subordinated debt, net of discount (Note 6)                                                                 3,969,445
                                                                                                      ---------------
                  Total liabilities                                                                        19,641,835
                                                                                                      ---------------

COMMITMENTS AND CONTINGENCIES (Notes 5 and 10)

SHAREHOLDERS' DEFICIT:
   Preferred stock, 500,000 shares authorized, par value of $0.01, no shares designated or
     outstanding                                                                                                    -
   Common stock, 500,000 shares authorized, par value of $0.01, 2,500 shares issued and outstanding
                                                                                                                   25
   Additional paid-in capital                                                                                 412,588
   Accumulated deficit                                                                                     (1,309,046)
                                                                                                      ---------------
                  Total shareholders' deficit                                                                (896,433)
                                                                                                      ---------------
                  Total liabilities and shareholders' deficit                                         $    18,745,402
                                                                                                      ===============


       See accompanying notes to these consolidated financial statements.

                       RENAISSANCE ACCEPTANCE GROUP, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2000



NET REVENUES:
   Sales of residential real estate                                                                      $       4,343,685
   Cost of residential real estate sold                                                                         (3,679,398)
   Other income                                                                                                    106,811
                                                                                                         -----------------
                  Total net revenues                                                                               771,098

OPERATING EXPENSES:
   Personnel and related expenses                                                                                1,209,186
   General and administrative                                                                                      725,966
   Depreciation and amortization                                                                                    39,006
                                                                                                         -----------------
                  Total operating expenses                                                                       1,974,158
                                                                                                         -----------------

LOSS FROM OPERATIONS                                                                                            (1,203,060)

INTEREST EXPENSE, net of $169,882 in interest income                                                              (105,986)
                                                                                                         -----------------

NET LOSS                                                                                                 $      (1,309,046)
                                                                                                         ==================


       See accompanying notes to these consolidated financial statements.

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT
          FOR THE PERIOD FROM JANUARY 1, 1999 THROUGH DECEMBER 31, 2000




                                  PREFERRED STOCK                 COMMON STOCK          ADDITIONAL                    TOTAL
                               -----------------------       -----------------------     PAID-IN     ACCUMULATED   SHAREHOLDERS'
                                  SHARES      AMOUNT          SHARES        AMOUNT       CAPITAL       DEFICIT       DEFICIT
                               ------------  ---------       -----------   ---------   ------------  -----------  -------------

Balance at January 1, 1999             -      $     -          1,000        $    10      $    990      $    -     $      1,000

Net income                             -            -              -              -             -           -                -

Balance at December 31, 2000           -            -          1,000             10           990           -            1,000

Issuance of preferred shares      50,000          500              -              -       499,500           -          500,000

Preferred dividends                    -            -              -              -       (28,387)          -          (28,387)

Redemption of preferred shares   (50,000)        (500)             -              -      (499,500)          -         (500,000)

Conversion of debt to common
   stock                               -            -          1,500             15       399,985           -          400,000

Issuance of common stock by
   shareholder in connection
   with subordinated debt              -            -              -              -        33,333           -           33,333

Warrants issued in connection
   with acquisition                    -            -              -              -         6,667           -            6,667

Net loss                               -            -              -              -             -      (1,309,046)  (1,309,046)
                               ------------  ---------       -----------   ---------   ------------  ------------- ------------
Balance at December 31, 2000           -     $      -          2,500      $       25   $  412,588    $ (1,309,046) $  (896,433)
                               ============  =========       ===========  ==========   ============  ============= ============



       See accompanying notes to these consolidated financial statements.

                       RENAISSANCE ACCEPTANCE GROUP, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 2000



CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                                               $     (1,309,046)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation                                                                                                   39,006
     Amortization of debt discount                                                                                   2,777
     Net change in assets and liabilities:
         Accounts receivable, prepaid expenses and other assets                                                    (91,002)
         Accounts payable and accrued liabilities                                                                  388,599
         Loans held for sale and warehouse lines payable, net                                                      649,406
         Contracts for deed held for sale                                                                       (1,257,156)
           Real estate held for sale                                                                            (1,374,689)
         Deferred gain                                                                                             150,498
                                                                                                          ----------------
                  Net cash used in operating activities                                                         (2,801,607)
                                                                                                          -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                                                             (361,218)
   Purchase of notes receivable                                                                                   (263,682)
   Loans held for investment                                                                                      (236,567)
   Cash paid for acquisition net of cash acquired                                                                 (208,505)
                                                                                                          ----------------
                  Net cash used by investing activities                                                         (1,069,972)
                                                                                                          -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from subordinated debt                                                                               4,400,000
   Issuance of preferred shares                                                                                    500,000
   Redemption of preferred shares                                                                                 (500,000)
   Preferred dividends                                                                                             (28,387)
                                                                                                          ----------------
                  Net cash provided by financing activities                                                      4,371,613
                                                                                                          ----------------

NET INCREASE IN CASH                                                                                               500,034

CASH, beginning of year                                                                                                  -
                                                                                                          ----------------

CASH, end of year                                                                                         $        500,034
                                                                                                          ================


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Interest paid                                                                                          $        187,959
   Common stock issued for debt conversion                                                                $        400,000
   Common stock issued in connection with subordinated debt issuance                                      $         33,333
   Warrants issued in connection with an acquisition                                                      $          6,667


       See accompanying notes to these consolidated financial statements.

1.

                       RENAISSANCE ACCEPTANCE GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Principles of Consolidation
     --------------------------------------------
     Remodelers Acceptance Corporation ("RAC"), formerly known as Nineteenth Investment Corporation, is a Nevada Corporation established in October 1998. For the year ended December 31, 1999, RAC had no operations; thus no statement of operations or cash flow is presented herein. RAC, which began substantive operations in January 2000, is primarily engaged in the real estate and mortgage banking businesses. Effective April 11, 2001 all shareholders of RAC exchanged their common shares for an equal number of common shares of Remodelers Holdings, Inc. ("RHI"). Through this exchange, the Company became a wholly owned subsidiary of RHI and subsequently on July 2, 2001, Renaissance Acceptance Group, Inc. ("RAG" or the "Company"). As RHI has had no previous activity, RAG had no substantial operations for the previous three years due to its bankruptcy proceedings and each of RHI and RAG are successors to the operations of RAC, the financial statements are presented herein as those of RAG.

     The Company's real estate business consists of the purchase, improvement, and subsequent sale of single-family residences. The Company typically finances the buyers of its real estate through various down-payment assistance programs utilizing its interim financing facilities. Loans generated through the Company's real estate operations are financed, and then sold to third party investors, through the Company's ninety-nine percent (99%) owned mortgage banking subsidiary, United Lending Partners, Ltd. ("United Lending").

     The Company conducts its mortgage banking business through United Lending, which was acquired on December 27, 2000 (see Note 3). United Lending originates loans from various sources and then sells these loans to third party institutional investors utilizing conforming, non-conforming, and U.S. government agency lending programs. Principal sources of income include: a) loan origination related points and fees; b) net interest income earned during the period loans are held pending sale; and c) gains from the sale of loans and loan servicing rights.

     For financial reporting purposes, the United Lending acquisition is considered to have occurred on December 31, 2000. The consolidated financial statements include the accounts of the Company and its subsidiary United Lending. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Cash Equivalents
     ----------------
     For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

     Loans Held for Sale
     -------------------
     Loans held for sale are carried at the lower of cost or market value determined on the aggregate basis. Gains and losses on the sale of loans are recognized at settlement date. Loan origination related points and fees are deferred and recognized at time of loan sale.

     Loans Held for Investment
     -------------------------
     Loans held for investment consists of second mortgages, consumer loans and other notes receivable (see Note 9) which are held for investment purposes. Interest income on such loans is recognized on the accrual basis.

                       RENAISSANCE ACCEPTANCE GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Real Estate Held for Sale
     -------------------------
     Real estate held for sale consists of residences that are carried at cost, which is less than fair value as measured in accordance with Statement of Financial Accounting Standard ("SFAS") 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.

     Contracts for Deed Held for Sale
     --------------------------------
     Contracts for deed held for sale consists of residences contracted for sale pursuant to a contract for deed sales contract. These contracts are carried at the cost of the underlying real estate, which is approximately $450,000 less than the aggregate contracted sales price at December 31, 2000. Initial down payments and monthly installment payments received are recorded as deposits. Gains on sale of real estate are recognized upon the sale of the related contract for deed.

     Property and Equipment
     ----------------------
     Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization is provided for primarily utilizing the straight-line method over the estimated useful lives of the assets, which ranges from three to seven years. Gains and losses resulting from sales and dispositions are included in current operations. Maintenance and repairs are charged to operations as incurred.

     Sales of Real Estate Revenue Recognition
     ----------------------------------------
     Gains on sales of real estate are recognized when all conditions precedent to closing have been fulfilled and title has passed to the buyer. Real estate sales that do not meet the sales criteria of SFAS 66, Accounting for Sales of Real Estate, are accounted for under the installment method, whereby gains are deferred and recognized proportionately as principal payments are received. At December 31, 2000, the Company had deferred installment sales with an aggregate sales value of $644,160 resulting in deferred gains of $150,498.

     Income Taxes
     ------------
     Income taxes are accounted for under the liability method, which requires recognition of deferred tax assets and liabilities to reflect the future tax consequences attributable to: a) timing differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis, and b) operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which timing differences are expected to be recovered or settled.

     Use of Estimates
     ----------------
     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

     Recently Issued Accounting Standards
     ------------------------------------
     The Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133") in June of 1998 and No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB Statement No. 133 ("SFAS 138") in June 2000.

                       RENAISSANCE ACCEPTANCE GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value.

     Under SFAS 133, an entity that elects to apply hedge accounting is required to establish at the inception of the hedge the method it will use for assessing the effectiveness of the hedging derivative and the measurement approach for determining the ineffective aspect of the hedge. Those methods must be consistent with the entity's approach to managing risk.

     SFAS 138 addresses a limited number of issues causing implementation difficulties for numerous entities that apply SFAS 133 and amends the accounting and reporting standards of SFAS 133 for certain derivative instruments and certain hedging activities.

     The Company held no derivative positions at December 31, 2000. The implementation of this standard is not expected to have a material effect on the Partnership's statement of operations.

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS 140") in
     September 2000. SFAS 140 is a replacement of Statement of Financial Accounting Standards No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS 125"), revising the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of SFAS 125's provisions without reconsideration. SFAS 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001, however, the disclosure requirements are effective for fiscal years ending after December 15, 2000. The adoption of the provisions of SFAS 140 is not expected to have a material impact on the results of operations or the financial position of the Partnership.

2.   LIQUIDITY

     RAC and RHI began substantive operations during the current year and accordingly, incurred certain non-recurring expenses commonly associated with the establishment and initial expansion of a start-up enterprise. In addition, RAC and RHI deferred, in accordance with SFAS 66, approximately $600,000 (including $450,000 related to contracts for deed) in gains that management expects to realize during the forthcoming year. At December 31, 2000, the Company had cash balances of approximately $500,000, which, in addition to expected cash flows from operations, management believes are sufficient to fund operations for the year ended December 31, 2001.

3.   UNITED LENDING ACQUISITION

     On December 27, 2000, RAC acquired all limited and general partnership interests of United Lending in a transaction accounted for under the purchase method of accounting. Consideration consisted of $424,768 in cash (less the $100,000 holdback described below), warrants to purchase one percent (1%) of the common stock of RAC, and fifty percent (50%) of the net profits subsequently derived from the mortgage loan pipeline existing on the closing date. Total consideration approximated net book value as of the closing date.

                       RENAISSANCE ACCEPTANCE GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Purchase price payment terms included a $100,000 cash holdback, which is reduced by the amount of any pre-closing obligations or liabilities discovered after the closing date. The holdback, less any such reductions, is payable in $50,000 increments on the sixth month and one-year anniversary of the closing date. As of December 31, 2000, approximately $36,000 of purchase price holdback reductions had been identified.

     Immediately following the acquisition, an entity owned by affiliates of the Company's shareholders acquired the one percent (1%) general partnership interest of United Lending from the Company. Consideration was one percent (1%) of the total United Lending consideration estimated to be paid by the Company. RAC retained the ninety-nine percent (99%) limited partnership interest.

     The following unaudited pro forma information for United Lending is presented as if the acquisition had taken place on January 1, 2000:


                                                                               United
                                                            RAC                Lending               Total
                                                     ------------------    ----------------     ----------------

       Total revenues                                $       4,343,685     $     1,353,642      $     5,697,327
       Net loss                                      $      (1,309,046)    $       (34,831)     $    (1,343,877)
       Total assets at December 31, 2000             $       4,500,000     $    14,245,000      $    18,745,000


4.   PROPERTY AND EQUIPMENT, NET

     Property and equipment consists of the following at December 31, 2000:

       Office furniture and equipment                       $     291,990
       Vehicles and equipment                                     151,316
                                                            -------------
                                                                  443,306
       Less: accumulated depreciation                             (89,405)
                                                            -------------
                                                            $     353,901

     Depreciation expense of $39,006 was recognized for the year ended December 31, 2000.

5.   LINES OF CREDIT AND NOTES PAYABLE

     At December 31, 2000, RAC had lines of credit and a note payable as follows:

     United Lending has a $7 million revolving warehousing facility with a local financial institution whereby loans are financed for a maximum of sixty
     (60) days with pre-approved investor take-out commitments. Financing is at ninety-nine percent (99%) of the lesser of the note amount or the related commitment amount. Borrowings generally bear interest at Prime plus one percent (1%) and are collateralized by the underlying mortgage loans. Aggregate borrowings outstanding at December 31, 2000 were $5,809,089.

     United Lending also has a $10 million revolving warehousing facility with a bank whereby amounts are advanced with pre-approved investor take-out commitments. The advance rate is an amount equal to one hundred percent

                       RENAISSANCE ACCEPTANCE GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     (100%) of the note amount or the net loan value for which an approved investor commitment has been issued. Borrowings bear interest at LIBOR plus 2.75% to 3.75% and are collateralized by the underlying mortgage loans. Borrowings outstanding at December 31, 2000 totaled $7,830,725. The bank financing agreement contains debt covenants that require United Lending to maintain a ratio of current assets to current liabilities of not less than
     1.05 to 1 and a ratio of total liabilities to tangible net worth of no greater than 10 to 1. As of December 31, 2000, United Lending was not in compliance with these covenants. However, the bank waived the events of non-compliance through May 21, 2001, at which time the financing agreement was renewed under similar terms and conditions. Prior to the renewal of the agreement, RAC re-capitalized United Lending and satisfied the covenants.

     The Company has a $1.5 million revolving line of credit with an entity affiliated with a significant Company shareholder. The line of credit provides advances to finance the origination of first mortgage loans and real estate contracts for deed. Advances, to one hundred percent (100%) of the related note amount (90% of the contracted sales price for contracts for deed), bear interest at 15% per annum. Borrowings, which may be extended for sixty (60) day periods, mature on the later of 61 days or 10 days subsequent to any seasoning requirement contained within a related investor purchase commitment. Aggregate outstanding borrowings under the facility at December 31, 2000 to RAC were $1,247,234 and are collateralized by the related mortgage loans and contracts for deed.

     United Lending has a $60,000 revolving bank credit facility that matures on July 18, 2001. Advances bear interest at a 7.75% annual interest rate, which is payable quarterly. The facility is collateralized by a $60,000, 5.75% interest bearing certificate of deposit (with a similar maturity date) maintained with the bank that supplies the line. The facility was fully advanced at December 31, 2000.

6.   SUBORDINATED DEBT

     Subordinated debt at December 31, 2000 consists of the following:



        10%  Senior  Subordinated  Debt  with  a  trust.   Interest  is  payable
          quarterly and principal is due at maturity on September 30, 2003. This debt is collateralized by a blanket security interest in substantially all  of  the  Company's  assets  but  is  subordinate  to  the  credit facilities  described in Note 5 above.  The carrying  amount is net of
          unamortized issuance discounts of $30,555.                                         $   1,969,445

       15%  Junior  Subordinated  Debt  payable  to a  trust  affiliated  with a significant Company shareholder. Interest payments are due monthly with principal  due  at  maturity  on  September  30,  2003.  This  note  is
         collateralized  by  real  estate  and  consumer  obligations,   and  is
         subordinate to the Senior  Subordinated Debt and to the warehouse lines
         described in Note 5.                                                                    2,000,000
                                                                                             -------------
                                                                                             $   3,969,445
                                                                                             =============


                      RENAISSANCE ACCEPTANCE GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


7.       INCOME TAXES

     There was no provision for income taxes for the year ended December 31, 2000 due to the net loss incurred for the year. RAC had no material deferred tax liabilities at December 31, 2000. RAC had deferred tax assets at December 31, 2000 as follows:


         Deferred tax asset resulting from accrual to cash adjustment for tax                        $        60,000
         Deferred tax asset resulting from net operating loss                                                380,000
         Valuation allowance                                                                                (440,000)
                                                                                                     ----------------
                                                                                                     $           -
                                                                                                     ================

     At December 31, 2000 RAC's net operating loss carryforward for federal income tax purposes was approximately $1,000,000, which will expire (if unused) in 2020.

8.   SHAREHOLDERS' EQUITY

     In January of 2000 RAC issued 50,000 shares of cumulative, redeemable preferred stock for $500,000. In July 2000, these preferred shares were redeemed and retired at issue price plus accumulated dividends at 12%. RAC had no preferred shares outstanding at December 31, 2000. Additional shares of preferred stock may be issued with rights and preferences as designated by the Company's board of directors.

     In June 2000, a shareholder converted a $400,000 note due from RAC into 1,500 shares of common stock.

     In connection with the issuance of the Company's Senior Subordinated Debt (Note 6), 125 shares of the Company's common stock were transferred from a significant shareholder to the Senior Subordinated Debt lender. The transfer of these shares, at an estimated market value of $33,333, was recorded as a debt issuance discount as if the Company had issued the stock.

     As part of the United Lending acquisition purchase price described in Note 3, RAC issued warrants to purchase 25 shares of its common stock at an exercise price of $3,000 per share. The warrants are currently exercisable and expire on December 27, 2005. The $6,667 estimated market value of these warrants was recorded as part of the United Lending purchase price.

9.   RELATED PARTY TRANSACTIONS

     During the year, RAC purchased certain notes with a face value of $353,483 from an entity affiliated with a significant shareholder for $263,682. The notes, which are collateralized by limited partnership interests in an unrelated partnership, provide equal installments due January 31st of each of the next three (3) years. All payment due January 31, 2001 (approximately $118,000) were made timely.

                      RENAISSANCE ACCEPTANCE GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



10.  COMMITMENTS

     Operating Leases
     ----------------
     The Company has several operating leases for office space and equipment that call for basic rental payments totaling $9,513 ($20,279 per month including United Lending). Rent expense of $46,678 was recognized for the year ended December 31, 2000.

     Minimum future lease payments, by year, at December 31, 2000 were as follows:

                          Year                            Amount
              ------------------------------          ---------------
                          2001                        $     233,095
                          2002                              176,846
                          2003                              171,773
                          2004                               67,717
                                                      -------------
                                                      $     649,431
                                                      =============

11.  CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

     United Lending does not have a significant concentration of mortgage loans outstanding at December 31, 2000 to any one borrower; however, seventy-seven percent (77%) of the loans are pledged to be sold to four investors. The mortgage loans outstanding are collateralized by real estate that has been appraised to have a fair market value equal to or exceeding the related mortgage loan. United Lending originates mortgage loans exclusively in the state of Texas.

12.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair values for financial instruments under SFAS No. 107, Disclosures about Fair Value of Financial Instruments, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of the Company's financial instruments, consisting of cash and equivalents, mortgage loans held for sale, accounts and notes payable, as measured on December 31, 2000 (then held by RAC) approximate carrying value due to the short-term nature of these instruments. The Company is unable to estimate the fair value of its subordinated debt due to the lack of a market for comparable instruments.

13.  BUSINESS SEGMENT INFORMATION

     The Company operates in two segments: real estate and mortgage banking. Segment operations are measured consistent with the accounting policies used in these consolidated financial statements. The following provides information on the Company's segments:


                                                                Real               Mortgage
                                                               Estate               Banking               Total
                                                           ----------------     ----------------     ----------------


     Revenues from external customers                          $ 4,344,000             -                $  4,344,000
     Gross profit                                              $   771,000             -                $    771,000
     Loss from operations                                      $(1,203,000)             -               $ (1,203,000)
     Identifiable assets                                       $ 4,500,000         $ 14,245,000         $ 18,745,000

                                                       ************************


                          INDEPENDENT AUDITOR'S REPORT





To the Partners of
United Lending Partners, Ltd.
Dallas, Texas


We have audited the statements of operations, changes in partners' capital, and cash flows for the year ended December 31, 2000 of United Lending Partners, Ltd. (a Texas limited partnership). These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards and Governmental Auditing Standards issued by the Comptroller of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of United Lending Partners, Ltd. and its cash flows and changes in partners' capital for the year ended December 31, 2000 in conformity with generally accepted accounting principles.





HEIN + ASSOCIATES LLP
Dallas, Texas

March 16, 2001

                          INDEPENDENT AUDITOR'S REPORT



To the Partners of
United Lending Partners, Ltd.


We have audited the statements of operations, changes in partners' capital, and cash flows for the year ended December 31, 1999 of United Lending Partners, Ltd. (a Texas limited partnership). These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of United Lending Partners, Ltd. and its cash flows and changes in partners' capital for the year ended December 31, 1999 in conformity with generally accepted accounting principles.





                                                     S/CHESHIER & FULLER, L.L.P.

                                                       CHESHIER & FULLER, L.L.P.

Dallas, Texas
March 10, 2000

                          UNITED LENDING PARTNERS, LTD.

                            STATEMENTS OF OPERATIONS


                                                                                           FOR THE YEAR ENDED
                                                                                              DECEMBER 31,
                                                                                ------------------- -- -------------------
                                                                                       2000                   1999
                                                                                -------------------    -------------------

REVENUES:
   Gain on sales of loans                                                       $        1,038,968     $         215,651
   Interest income                                                                         314,674                55,794
                                                                                ------------------     -----------------

           Total net revenues                                                            1,353,642               271,445
                                                                                ------------------     -----------------

OPERATING EXPENSES:
   Personnel and related expense                                                           712,505               265,771
   General and administrative                                                              661,799               204,290
   Depreciation and amortization                                                            14,169                30,000
                                                                                ------------------     -----------------

           Total operating expenses                                                      1,388,473               500,061
                                                                                ------------------     -----------------

NET LOSS                                                                        $          (34,831)    $        (228,616)
                                                                                ===================    ==================




             See accompanying notes to these financial statements.

                          UNITED LENDING PARTNERS, LTD.

                    STATEMENT OF CHANGES IN PARTNERS' CAPITAL

          FOR THE PERIOD FROM JANUARY 1, 1999 THROUGH DECEMBER 31, 2000


                                                                   General               Limited
                                                                   Partner              Partners                Total
                                                              ------------------    ------------------    ------------------


BALANCES, January 1, 1999                                     $          -          $         638,288     $       638,288

Capital contribution                                                      -                    20,000              20,000

Net loss                                                                  -                  (228,616)           (228,616)
                                                              -----------------     ------------------    ----------------

BALANCES, December 31, 1999                                   $          -          $         429,672     $       429,672

Capital contribution                                                                           20,000              20,000

Net loss                                                                  -                   (34,831)            (34,831)
                                                              -----------------     ------------------    ----------------

BALANCES, December 31, 2000                                   $          -          $         414,841     $       414,841
                                                              =================     =================     ===============



             See accompanying notes to these financial statements.

                          UNITED LENDING PARTNERS, LTD.

                            STATEMENTS OF CASH FLOWS


                                                                                                 FOR THE YEAR ENDED
                                                                                                    DECEMBER 31,
                                                                                         --------------- -- ----------------
                                                                                              2000               1999
                                                                                         ---------------    ----------------


CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                              $      (34,831)    $     (228,616)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation                                                                                14,169             30,000
     Changes in assets and liabilities:
         Loans receivable and warehouse lines payable, net                                      (38,056)           (77,870)
         Prepaid expenses                                                                      (196,554)            (4,567)
         Other assets                                                                           (38,694)             5,757
         Accounts payable and accrued liabilities                                               120,922               (205)
                                                                                         --------------     ---------------

                           Net cash used in operating activities                               (173,044)          (275,501)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of furniture and equipment                                                          (18,376)           (47,637)
   Increase in restricted cash                                                                  (60,000)                -
                                                                                         ---------------    -------------

                           Net cash used in investing activities                                (78,376)           (47,637)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Contributed capital                                                                           20,000             20,000
   Increase in other notes payable                                                               18,000             42,000
                                                                                         --------------     --------------

                           Net cash provided by financing activities                             38,000             62,000
                                                                                         --------------     --------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                        (213,420)          (261,138)

CASH AND CASH EQUIVALENTS, beginning of year                                                    359,755            620,893
                                                                                         --------------     --------------

CASH AND CASH EQUIVALENTS, end of year                                                   $      146,335     $      359,755
                                                                                         ==============     ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -
   Interest paid                                                                         $      403,000     $          222
                                                                                         ==============     ==============


             See accompanying notes to these financial statements.

                          UNITED LENDING PARTNERS, LTD.

                          NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     United Lending Partners, Ltd. (the "Partnership") is a Texas limited partnership. The Partnership began operations during November 1998 and has been engaged primarily in the "wholesale" mortgage business by providing facilities through which loans brokered by other mortgagees can be originated and then sold to permanent investors. During fiscal 2000, the Partnership expanded into the retail mortgage business by establishing two branches to originate loans to be sold to permanent investors.

     Effective December 27, 2000, 100% of the interest in the Partnership was sold by its general and limited partners to Nineteenth Investment Corp. ("19th"). The total consideration, consisting of cash, warrants to purchase common stock of 19th, expenses paid by 19th on behalf of the Partnership and a potential distribution of the net profits from the loan pipeline in process at the closing date, approximated the net book value of the Partnership at the date of closing. An additional $36,000 is considered contingently payable from a holdback of cash by 19th at the closing date.

     Following   the   acquisition,   an  entity  owned  by  affiliates  of  the
     shareholders of 19th became the 1% general partner and 19th was the 99% limited partner of the Partnership.

     Estimates
     ---------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Cash and Cash Equivalents
     -------------------------
     The Partnership considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     Income Taxes
     ------------
     No income tax expense or benefit has been recorded in these financial statements. Income or losses of the Partnership are reflected in the Partners' individual or corporate income tax returns.

     Revenue Recognition
     -------------------
     Sales of loan inventory are without recourse, and are recorded when the proceeds are received by the Partnership or its agent from a permanent investor.

     Depreciation
     ------------
     Fixed assets are recorded at cost. Depreciation is computed using an accelerated method over the estimated useful lives of the assets of five years. Depreciation expense of $14,169 and $30,000 was recognized for the years ended December 31, 2000 and 1999, respectively.

     Mortgage Loans
     --------------
     Mortgage loans are held for sale and are reported at the lower of cost or market value. The method used to determine market value is the aggregate method.

                          UNITED LENDING PARTNERS, LTD.

                          NOTES TO FINANCIAL STATEMENTS


     Recently Issued Accounting Standards
     ------------------------------------
     The Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133") in June of 1998 and No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB Statement No. 133 ("SFAS 138") in June 2000.

     SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value.

     Under SFAS 133, an entity that elects to apply hedge accounting is required to establish at the inception of the hedge the method it will use for assessing the effectiveness of the hedging derivative and the measurement approach for determining the ineffective aspect of the hedge. Those methods must be consistent with the entity's approach to managing risk.

     SFAS 138 addresses a limited number of issues causing implementation difficulties for numerous entities that apply SFAS 133 and amends the accounting and reporting standards of SFAS 133 for certain derivative instruments and certain hedging activities.

     The Partnership held no derivative positions at December 31, 2000. The implementation of this standard is not expected to have a material effect on the Partnership's statement of operations.

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS 140") in
     September 2000. SFAS 140 is a replacement of Statement of Financial Accounting Standards No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS 125"), revising the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of SFAS 125's provisions without reconsideration. SFAS 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001, however, the disclosure requirements are effective for fiscal years ending after December 15, 2000. The adoption of the provisions of SFAS 140 is not expected to have a material impact on the results of operations or the financial position of the Partnership.

2.   RELATED PARTY TRANSACTIONS

     Until the Partnership was sold in December 2000, all management and administrative services were provided by the General Partner, Benmark Financial, Inc. Under the Management Agreement, the Partnership paid the General Partner a monthly management fee of $5,000 plus .08% of the total face value of all mortgage loans purchased and closed by the Partnership during the month. Under that agreement, the Partnership incurred a management fee of $99,350 during 2000 and $77,609 during 1999, which was reflected as an operating expense.

     Until the Partnership was sold in December 2000, the Partnership's personnel were employees of and were paid by the General Partner. The Partnership reimbursed the General Partner for the personnel expense incurred on a cost basis and reflected the expense as salaries in operating expenses.

                          UNITED LENDING PARTNERS, LTD.

                          NOTES TO FINANCIAL STATEMENTS


3.  PARTNERSHIP ALLOCATIONS

     The Limited Partnership Agreement contains comprehensive information on the specific allocation methods, including:

     o Cash distributions, if any, shall be allocated 95% to the Limited Partners and 5% to the General Partner until the Limited Partners have recovered their unrecovered capital, at which time the Limited Partners are to receive 85% and the General Partner is to receive 15% of each distribution.

     o Net losses shall be allocated among the partners pro rata in accordance with their partnership interests.

     o Net income shall be allocated first to the partners having negative capital accounts, if any, and next to the partners in the same ratios as the distribution of cash as noted above.

4.       NOTES PAYABLE

     As of December 31, 2000, the outstanding warehouse lines and notes payable were as follows:

           Regions Bank                                    $       7,830,725
           First Savings Bank, FSB                                 5,809,089
           The Frost National Bank                                    60,000
                                                           -----------------
                                                           $      13,699,814

     The Frost National Bank loan is a working capital loan with an outstanding balance of $60,000 as of December 31, 2000. The note bears interest of 7.75% per annum and is collateralized by a certificate of deposit in the amount of $60,000. The loan is due at maturity of July 18, 2001.

     The Partnership has a warehouse line of credit with First Savings Bank, FSB ("First Savings") whereby First Savings may, at its sole discretion, purchase mortgage loans from the Partnership. The Partnership must have a written commitment from an approved permanent investor to purchase each of the loans prior to funding by First Savings. The funding amount is the lesser of 99% of the note amount or the permanent investor commitment. Upon sale of each loan to a permanent investor, First Savings receives its funding amount, a $50 service fee, plus an interest rate defined under the agreement (generally prime plus 1%). This warehouse line is collateralized by specifically identified mortgage notes receivable. The maximum commitment by First Savings under this agreement is $7,000,000, and borrowings outstanding at December 31, 2000 were $5,809,089.

     The Partnership has a "Master Mortgage Warehouse Security Agreement" with Regions Bank ("Regions") whereby Regions provides warehouse loans of various types for the Partnership. The Partnership must have a written investor commitment, which must also be previously approved by Regions. The advance rate is an amount equal to 100% of the net loan value for which the investor commitment has been issued. Upon sale of each loan to a permanent investor, Regions receives its advancement amount, a $45 transaction fee, a $10 wire transfer fee (if applicable), plus an interest rate defined under the agreement (generally LIBOR plus 2.75% to 3.75%). This warehouse line is collateralized by specifically identified mortgage notes receivable. The maximum amount of credit Regions will extend to the Partnership is $10,000,000, and borrowings outstanding at December 31, 2000 were $7,830,725.

                          UNITED LENDING PARTNERS, LTD.

                          NOTES TO FINANCIAL STATEMENTS

     The Regions warehouse agreement contains debt covenants that require the Partnership to maintain a ratio of current assets to current liabilities of not less than 1.05 to 1 and a ratio of total liabilities to tangible net worth of no greater than 10 to 1. As of December 31, 2000, the Partnership was not in compliance with these covenants. However, Regions waived the events of non-compliance through May 21, 2001, at which time the warehouse line was renewed under similar terms and conditions. Prior to the renewal of the warehouse line, the Company's parent company re-capitalized the Company and satisfied the covenants.

5.   GAIN ON SALE OF LOAN INVENTORY

     Sales of loans were as follows:

                                                                        2000                 1999
                                                                  -----------------    -----------------


           Sales proceeds and fees earned                         $    75,295,094      $    19,435,999
           Cost of sales                                              (74,256,126)         (19,220,348)
                                                                  ----------------     ----------------
                                                                  $     1,038,968      $       215,651
                                                                  ================     ================

6.   OPERATING LEASES

     The Partnership has several operating leases for office space and office equipment which calls for basic rental payments of $10,766 per month. Rent expense of $166,223 was recognized for the year ended December 31, 2000.

     Minimum future lease payments, by year, at December 31, 2000 were as follows:

                          Year                               Amount
              ------------------------------            -----------------
                          2001                          $        124,939
                          2002                                    80,686
                          2003                                    75,617
                          2004                                    19,639
                                                         ----------------
                                                        $        300,881

     One of the leases included above is for office space that the Partnership vacated in March 2001. The lease requires monthly payments of $6,177 and expires in March 2004. The landlord is attempting to lease the space to a new tenant at which time the Partnership will be relieved of its obligations under the lease. However, if the space is not leased, the Partnership will remain responsible for the lease obligation.

7.   CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

     The Partnership does not have a significant concentration of mortgage loans outstanding at December 31, 2000 to any one borrower, however 77% of the loans are pledged to be sold to four investors. The mortgage loans outstanding are collateralized by real estate that has been appraised to have a fair market value equal to or exceeding the related mortgage loan. During 2000, 75% of mortgage loans were sold to four investors. The Company purchases and originates mortgage loans exclusively in the state of Texas.

8.   FAIR VALUE OF FINANCIAL INSTRUMENTS (SFAS NO. 107)

     The estimated fair values for financial instruments under SFAS No. 107, Disclosures about Fair Value of Financial Instruments, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of the Company's financial instruments consisting of cash and equivalents, mortgage loans held for sale, and accounts payable, as measured on December 31, 2000 approximate carrying value due to the short-term nature of these instruments.

9.   SUBSEQUENT EVENT

     Subsequent to December 31, 2000, the Partnership obtained subordinated financing of $165,000 from affiliates of RAC. These agreements provide funds for one year at an interest rate of 15%. The financing is unsecured and subordinate to the other notes payable of the Partnership.

     In addition, the Partnership has received a written commitment to obtain an additional $4,000,000 of subordinated financing from affiliates of Remodelers Acceptance Corporation, successor to 19th. Terms are subject to final negotiation and execution of definitive agreements.

                         PRO FORMA FINANCIAL INFORMATION


The following pro forma financial information is presented to reflect the purchase by Remodelers Acceptance Corporation (RAC - presented herein as Renaissance Acceptance Group, Inc. ("RAG")) of United Lending Partners (ULP) and the subsequent merger of Nineteenth Acquisition Sub, Inc. (a wholly-owned subsidiary of the registrant) with and into Remodelers Holdings, Inc. to form Renaissance Acceptance Group, Inc. as the parent to its wholly owned subsidiary Remodelers Holdings, Inc. The accompanying pro forma information includes:

     1. A Pro Forma Combined Statement of Operations for the year ended December 31, 2000, prepared as if the acquisition of ULP had occurred on January 1, 2000.

     2. A Pro Forma Condensed Combined Balance Sheet as of June 30, 2001 for Renaissance Acceptance Group, Inc. prepared as if the merger had occurred as of June 30, 2001.

Pro forma financial statements to combine the operations of Renaissance Acceptance Group, Inc. and the registrant prior to the transactions described above are not presented because the registrant had no operations during the applicable period of time.

The pro forma financial information was derived from the audited financial statements of RAC (presented herein as Renaissance Acceptance Group, Inc.) and ULP for the year ended December 31, 2000 as well as the June 30, 2001 unaudited financial statements of Renaissance Acceptance Group, Inc., and the registrant.

No pro forma adjustments are necessary for the combination of RAG and ULP. The pro forma adjustment to common stock and additional paid in capital in the Unaudited Pro Forma Condensed Combined Balance Sheet reflects the change in par value of the common stock of RAG resulting from the merger.

The pro forma financial information should be read in conjunction with the historical financial statements of RAG and ULP, which were used to prepare the pro forma financial information.

The pro forma financial information is not necessarily indicative of the results that would have been attained had the transaction actually occurred at an earlier date, nor do they present results to be obtained in the future.

                       RENAISSANCE ACCEPTANCE GROUP, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                   (Unaudited)

                                                                 UNITED             RENAISSANCE
                                                                 LENDING            ACCEPTANCE             COMBINED
                                                             ----------------    ------------------    -----------------


  NET REVENUES:
     Sales of residential real estate                        $             -     $     4,343,685       $     4,343,685
     Cost of residential real estate sold                                  -          (3,679,398)           (3,679,398)
     Gain on sale of loans                                         1,038,968                   -             1,038,968
     Other income                                                          -             106,811               106,811
                                                             ------------------  ---------------       ---------------
                    Total net revenues                             1,038,968             771,098             1,810,066

  OPERATING EXPENSES:
     Personnel and related expense                                   712,505           1,209,186             1,921,691
     General and administrative                                      661,799             725,966             1,387,765
     Depreciation and amortization                                    14,169              39,006                53,175
                                                             ---------------     ---------------       ---------------
                    Total operating expenses                       1,388,473           1,974,158             3,362,631

  Loss from operations                                              (349,505)         (1,203,060)           (1,552,565)

  Interest (expense), net of interest income                         314,674            (105,986)              208,688
                                                             ---------------     ----------------      ---------------

  Net loss                                                   $       (34,831)    $    (1,309,046)      $    (1,343,877)
                                                             ================    ================      ================



              Renaissance Acceptance Group, Inc. and the Registrant Unaudited Pro Forma Condensed Combined Balance Sheet
                               As of June 30, 2001


                                                                                                             Pro Forma
                                                                      Renaissance                           Renaissance
                                                                      Acceptance          Pro Forma         Acceptance
                                                   Registrant         Group, Inc.        Adjustments        Group, Inc.
                                                  --------------     --------------    ----------------    --------------

Assets:

Cash and cash equivalents                         $      -           $   1,437,739     $       -           $   1,437,739
Restricted certificate of deposit                        -                  60,000             -                  60,000
Accounts receivable and prepaid expenses                 -                 184,044             -                 184,044
Loans held for sale                                      -              14,220,278             -              14,220,278
Loans held for investment                                -                 529,770             -                 529,770
Real estate held for sale                                -                 857,846             -                 857,846
Property and equipment, net                              -                 499,929             -                 499,929
Other assets                                             -                  35,724             -                  35,724
                                                  --------------     -------------     ---------------     -------------
      Total assets                                $      -           $  17,825,330     $       -           $  17,825,330
                                                  =============      =============     ==================  =============


Liabilities and shareholders' deficit:

Warehouse lines and notes payable                 $      -           $  13,757,829     $       -           $  13,757,829
Accounts payable and accrued liabilities                 -                 474,815             -                 474,815
Subordinate debt, net of discount                        -               3,471,296             -               3,471,296
                                                  --------------     -------------     ---------------     -------------
      Total liabilities                                  -              17,703,940             -              17,703,940
                                                  ==============     =============     ===============     =============

Shareholders' equity:

   Preferred stock, 5,000 shares
    authorized; par value of $0.001;
    2,136.5 shares issued and outstanding                -               2,136,500             -               2,136,500
   Common stock, 95,000,000 shares
     authorized; par value of $0.001;
     5,000,000 shares issued and outstanding             -                  47,050            (42,050)             5,000
   Additional paid-in capital                            -                 375,035             42,050            417,085
   Accumulated equity                                    -              (2,437,195)            -              (2,437,195)
                                                  --------------     --------------    -----------------   --------------
      Total shareholders' equity                         -                 121,390             -                 121,390
                                                  --------------     -------------     -----------------   -------------
                                                  $      -           $  17,825,330     $       -           $  17,825,330
                                                  =============      =============     ================    =============



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            RENAISSANCE ACCEPTANCE GROUP, INC.


Dated: November 6, 2001                     By:  /s/ Paul W. Fagan
                                               ---------------------------------
                                               Name: Paul W. Fagan
                                               Title: President, Chief
                                                      Executive Officer